SILVESTRE LAW GROUP, P.C.
31200 Via Colinas, Suite 200
Westlake Village, CA 91362
(818) 597-7552
Fax (818) 597-7551

January 6, 2014

Neuralstem, Inc.

9700 Great Seneca Highway

Rockville MD, 20850

Re:           Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Neuralstem, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (File No. 333-190936) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, the registration statement, dated September 13, 2013, as amended, and the prospectus included therein(the “Prospectus”) and the prospectus supplement, dated January 6, 2014 (“Prospectus Supplement”), filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Securities Act, relating to the issuance and sale by the Company of 6,872,859 units (the “Units”), with each Unit consisting of one (1) share of common stock (each, a “Share”), par value $0.01 per share, of the Company (“Common Stock”) and a warrant to purchase (1/2) one half share of Common Stock (“Warrants”). There are 3,436,435 shares (the “Warrant Shares”) which are issuable upon exercise of the Warrants included as part of the Units substantially in the form filed as Exhibit 4.01 to the Current Report on Form 8-K to which this opinion is attached as Exhibit 5.01 (collectively, the “Warrants”).

We understand that the Units are to be sold, as described in the Registration Statement, the Prospectus and the Prospectus Supplement, to investors (each, a “Purchaser”) pursuant to definitive securities purchase agreements entered into between the Company and each of the Purchasers (the “Securities Purchase Agreements”), substantially in the form filed as Exhibit 10.01 to the Current Report on Form 8-K to which this opinion is attached as Exhibit 5.01.

In connection with this opinion, we have examined the Registration Statement, the Prospectus and the Prospectus Supplement.  We also have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purpose of this opinion. We have assumed: (A) the genuineness and authenticity of all documents submitted to us as originals and (B) the conformity to originals of all documents submitted to us as copies thereof.  As to certain factual matters, we have relied upon certificates of officers of the Company and have not sought independently to verify such matters.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.           the issuance and sale of the Units, the Shares, the Warrants, and the Warrant Shares, included therein, have been duly authorized and, when issued and sold in the manner described in the Registration Statement, the Prospectus and the Prospectus Supplement and in accordance with the Securities Purchase Agreements, the Units, the Shares and the Warrants, included therein, will be duly authorized, validly issued, fully paid and non-assessable; and

2.           the Warrant Shares have been duly authorized and, when issued in accordance with the terms and conditions of the Warrants (including the due payment of any exercise price therefore specified in the Warrants), the Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable.

SILVESTRE LAW GROUP, P.C.

Our opinion is limited to the federal laws of the United States and to the Delaware General Corporation Law.  We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the references to our firm therein and in the Prospectus and the Prospectus Supplement under the caption “Legal Matters.”  In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ SILVESTRE LAW GROUP, PC

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